UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 24, 2011

AMERICAN EAGLE ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-143626	20-8642477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North 27th Street, Suite 21G
Billings, Montana 59101
(Address of principal executive offices, including zip code)

(406) 294-0765
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2011, we disclosed that we had declared a one-for-one and one-half reverse stock split of our common stock in which every one and one-half shares of our common stock will be combined and converted into one share of our common stock.  The record date for the reverse stock split was January 21, 2011; the pay date for the reverse stock split is January 24, 2011; and the effective date for the reverse stock split is January 24, 2011.

We filed a Certificate of Change with the Secretary of State of the State of Nevada, with an effective date of January 24, 2011.  The new Cusip number for our post-reverse split common stock is 02554E 303.  As issued by FINRA, the new symbol for our common stock will be “AMZGD” from January 24, 2011, through and including February 18, 2011; thereafter it will revert to “AMZG.”  On January 24, 2011, we announced our new Cusip number and common stock symbol in a press release, a copy of which is Exhibit 99.1 to this Current Report.

For the record holders of our common stock, we will round up to the next full share of our common stock any fractional shares that result from the reverse stock split.  Fractional shares that result from the reverse stock split for the beneficial holders of our common stock will be rounded up or rounded down to the next full share in the sole discretion of the record holders for such beneficial holders.  We may also issue additional shares of our common stock to any record or beneficial holder thereof who, solely as a result of the reverse stock split without such additional issuance, would otherwise lose the status as a holder of a round lot of our common stock.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit

3.5*	Certificate of Change, as filed with the Secretary of State of the State of Nevada, effective January 18, 2011.

99.1*	Press Release dated January 24, 2011, announcing a reverse split of our common stock.

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 24, 2011

AMERICAN EAGLE ENERGY INC.

By:  /s/ Richard Findley

Richard Findley
President